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                                                                    Exhibit 23.3


                     Antonelli, Terry, Stout & Kraus, LLP
                   1300 North Seventeenth Street, Suite 1800
                           Arlington, Virginia 22209
                           Telephone: (703) 312-6600
                           Facsimile: (703) 312-6666

                               February 2, 2001


Rudolph Technologies, Inc.
One Rudolph Road
P.O. Box 1000
Flanders, NH 07836

        Re: Rudolph Technologies, Inc.
            Registration Statement on Form S-3

Dear Sirs:

        We hereby consent to the reference to our firm under the caption "Experts" in Rudolph Technologies, Inc.'s Registration Statement on form S-3.


                               Very truly yours,



                               ANTONELLI, TERRY, STOUT & KRAUS, LLP


                               By: /s/ Ronald Shore
                                    --------------------
                                    Ronald Shore